SECURITIES AND EXCHANGE COMMISSION

FORM 8-K

CURRENT REPORT

Pursuant to Section 13(d) of The Securities Exchange Act of 1934

Date of Report:  September 15, 2000      Commission File No. 0-1830

BOWL AMERICA INCORPORATED
(exact name of registrant as specfied in charter)

STATE OF MARYLAND                             54-0646173
(State of Incorporation)           (I.R.S. Employer Identification No.)

6446 Edsall Road, Alexandria, VA  22312
(Address of Principal Executive Office   Zip Code)

703-941-6300
(Registrant's Telephone Number, Including Area Code)

INFORMATION TO BE INCLUDED IN REPORT

ITEM 5.  OTHER EVENTS

         Text of Press Release regarding Fourth Quarter and Fiscal Year 2000 Earnings

                     PERFECT GAME AT BOWL AMERICA

     Bowl America's customers know that 12 strikes make a perfect game. Bowl America stockholders have been treated to their twelfth consecutive quarterly year-to-year earnings increase. During the current quarter, which ended July 2 and included a fourteenth week, earnings more than doubled to $.17 a share from $.08. As a result, annual per share earnings rose 36%. The Company has fewer shares outstanding because of its stock repurchases.

     The business improvement carried over into the new year, helped by a rainy July in the Company's northern markets. Because of calendar differences the first quarter will also profit from an additional week of winter league bowling. That extra linage will be lost during the last quarter of fiscal 2001, which will also suffer from the absence of the fourteenth week.

     During July the Company received $219,000 as the cash consideration for the AT&T/Media One merger. Those proceeds were applied to the purchase of a previously leased profitable bowling center for $2,250,000. In addition, the Company paid a 5% stock dividend in July and maintained its existing $.11 per share payment rate. This resulted in the second dividend increase in the last year and will, if continued, make this the twenty-ninth consecutive year of dividend increases.

     Bowl America operates 22 centers in Maryland, Virginia and Florida and its stock trades on the American Stock Exchange with the symbol BWLA.

                      BOWL AMERICA INCORPORATED
                        Results of Operations

                           14 weeks      13 weeks      53 weeks     52 weeks
                            ended         ended         ended         ended
                            7/2/00        6/27/99       7/2/00        6/27/99
REVENUES
  Bowling and other      $4,899,291    $4,435,570    $20,715,004   $19,696,199
  Food and merchandise
    sales                 1,979,504     1,823,464      8,187,196     7,851,291
                          ---------     ---------     ----------    ----------
                         $6,878,795    $6,259,034    $28,902,200   $27,547,490
Operating expenses,
  excluding depreciation
    and amortization     $5,221,481    $5,019,806    $21,051,313   $20,726,851
 Depreciation and
    amortization            445,642       557,125      2,099,928     2,268,267

Interest & dividend income  232,348       177,870        823,470       684,781

Earnings before taxes     1,444,020       859,973      6,574,429     5,237,153

Net Earnings                918,806       508,540      4,213,429     3,335,153

*Weighted averages shares
  outstanding             5,117,810     5,525,331      5,321,802     5,739,078

*EARNINGS PER SHARE             .17           .08            .79           .58

*Adjusted to reflect the 5% stock dividend distributed July 26, 2000.

                         SUMMARY OF FINANCIAL POSITION
                             Dollars in Thousands
                                                   7/2/00     6/27/99
ASSETS
Total current asets, including cash and short-
  term investments of $10,397 and $9,248          $11,495     $10,453
Property and investments                           29,216      31,295
                                                   ______      ______
     TOTAL ASSETS                                 $40,711     $41,748

LIABILITIES & STOCKHOLDERS' EQUITY
Total current liabilities                         $ 2,165     $ 2,065
Other liabilities                                   3,678       4,206
Stockholders'equity                                34,868      35,477
                                                   ______      ______
     TOTAL LIABILITIES & STOCKHOLDERS' EQUITY     $40,711     $41,748


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOWL AMERICA INCORPORATED
Registrant

Leslie H. Goldberg
Leslie H. Goldberg
President

Date:  September 15, 2000